Exhibit 107

Calculation of Filing Fee Table

Post-effective Amendment No. 1 to Form F-1 on Form F-3

(Form Type)

LumiraDx Limited

(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid(7)	Equity	Common shares, par value $0.0000028 per share(1)	Rule 457(c)	43,264,149(2)	$3.86(3)	$166,999,615.14	$0.0000927	$15,480.87

	Debt	6.00% Convertible Senior Subordinated Notes due 2027 (the “6% notes”)(4)	Rule 457(o)	N/A	N/A	$29,500,000.00(5)	$0.0000927	$2,734.65

	Equity	Common shares, par value $0.0000028 per share, issuable upon conversion of the 6% notes(6)	Rule 457(i)	4,442,835(6)	$—	$—	$0.0000927	$—(6)

	Total Offering Amounts					$196,499,615.14		$18,215.52

	Total Fees Previously Paid							$20,709.24

	Total Fee Offsets							—

	Net Fee Due							$0.00

(1)

Represents securities registered for resale by the selling securityholders named in the June 2022 Registration Statement, including (i) 24,296,120 common shares of the registrant, par value $0.0000028 per share (“common shares”) issuable upon conversion of outstanding A ordinary shares, par value $0.0000028 per ordinary share, and (ii) 1,839,621 common shares issuable upon the exercise of outstanding warrants that were issued in connection with the registrant’s existing and historic senior debt arrangements. In the initial Form F-1 registration statement filed on May 2, 2022, the registrant registered 41,424,528 common shares for resale by the selling securityholders for a registration fee of $16,665.84. The number of common shares registered for resale by the selling securityholders was increased to 43,264,149 in a filing on May 27, 2022, prior to the effectiveness of the June 2022 Registration Statement on June 6, 2022.

(2)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of outstanding common shares.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Unit is based on the average of the high ($3.95) and the low ($3.77) price of the registrant’s common shares as reported on the Nasdaq Global Market on May 20, 2022 in connection with the June 2022 Registration Statement.

(4)

Represents the 6.00% convertible senior subordinated notes due 2027 (the “6% notes”) being registered for resale on the June 2022 Registration Statement by the selling securityholders named in this registration statement.

(5)	The Maximum Aggregate Offering Price is based on the aggregate principal amount of the 6% notes held by the selling securityholders.
(6)

Represents the number of common shares that may be issued upon conversion of the 6% notes registered hereunder. As more fully described in the June 2022 Registration Statement, the initial conversion rate is 108.4346 common shares per $1,000 principal amount of the 6% notes, which may be adjusted to up to 150.6046 common shares per $1,000 principal amount of the 6% notes in accordance with the terms of the indenture governing the 6% notes. The number of common shares being registered for resale by the selling securityholders represents a good faith estimate of the maximum number of common shares that may be issued upon conversion of the 6% notes held by the selling securityholders. The common shares issued upon conversion of the 6% notes are not subject to an additional fee pursuant to Rule 457(i) under the Securities Act since no additional consideration will be received for the common shares issuable upon conversion of the 6% notes.

(7)

The share amounts listed in this table reflect the number of shares previously registered on the June 2022 Registration Statement and do not reflect any subsequent sales or the deregistration of any shares. Accordingly, all registration fees have been previously paid.